Crompton

                                                        NEWS

CONTACTS:

Investors:      William Kuser         (203) 573-2213

Media:         Mary Ann Dunnell     (203) 573-3034

CROMPTON REPORTS THIRD QUARTER RESULTS

MIDDLEBURY, CT October 22, 2003 - Crompton Corporation (NYSE: CK) reported today third quarter net earnings of $80.2 million, or $.72 per share, compared to net earnings of $12.6 million or $.11 per share, in the third quarter of 2002. Discontinued operations for the current quarter included a gain of $111.7 million, or $1.00 per share, relating to the sale of the organosilicones business ("OSi") on July 31, 2003, and OSi earnings of $3.1 million, or three cents per share for the month of July. Discontinued operations for the third quarter of 2002 included OSi earnings of $14.9 million, or $.13 per share. The loss from continuing operations of $34.5 million, or $.31 per share, compared to a loss of $2.3 million, or two cents per share, for the third quarter of 2002. The loss from continuing operations for the third quarter of 2003 included pre-tax charges of $24.7 million for early extinguishment of debt, $10.6 million for facility closures, severance and related costs and $5.4 million for antitrust legal and related costs. The loss from continuing operations for the third quarter of 2002 included pre-tax charges of $4.4 million for facility closures, severance and related costs.

Third quarter sales from continuing operations of $559.2 million were 10 percent above the prior year with five percent attributable to the acquisition of the GE Specialty Chemicals business on July 31, 2003, three percent due to the favorable impact of foreign currency translation and the remainder due to the excess of improved unit volume over slightly lower selling prices.

"While we are pleased with the positive impact of the OSi transaction and our significant debt reduction during the quarter, we remain concerned about the persistent effect of high raw material and energy prices together they are the primary factors negatively impacting results," said Vincent A. Calarco, chairman, president and chief executive officer. "In this regard, we have taken proactive measures to reduce overhead costs and improve efficiencies with the $40 million cost reduction program announced today."

Nine month sales from continuing operations of $1.62 billion were one percent above the prior year while net earnings of $77 million, or $.68 per share, compared to a net loss of $285.9 million, or $2.52 per share, for 2002. Discontinued operations for the current nine months included a gain on the sale of the OSi business of $111.7 million, or $.99 per share, and OSi earnings of $26.3 million, or $.23 per share. Discontinued operations for the nine months of 2002 included OSi earnings of $33.7 million, or $.29 per share. The loss from continuing operations of $60.6 million, or $.54 per share, compared to a loss of $20.6 million, or $.18 per share, for the nine months of 2002. The loss from continuing operations for the nine months of 2003 included pre-tax charges of $26.3 million for antitrust legal and related costs, $24.7 million for early extinguishment of debt and $14.1 million for facility closures, severance and related costs. The loss from continuing operations for the nine months of 2002 included pre-tax charges of $34.7 million for the loss on the sale of the industrial specialties business and $10.8 million for facility closures, severance and related costs.

Third quarter operating results for the Company's reporting segments are summarized as follows:

Polymer Products

Polymer additives sales of $311.2 million were up nine percent from the prior year due primarily to the acquisition of GE's specialty chemicals business on July 31, 2003. Excluding the acquired business, the impact of favorable foreign currency translation of three percent was offset by a decline in unit volume of two percent and lower selling prices of one percent. Plastic additives sales were up 21% mainly as a result of the recent acquisition. Rubber additives sales declined 13% due mainly to reduced unit volume and lower selling prices. Urethane and petroleum additives sales each rose two percent due primarily to favorable foreign currency translation. Operating profit of $4.9 million was down 81% from the third quarter of 2002 due mainly to increased costs, lower selling prices and an unfavorable sales mix, partially offset by profit from the newly acquired business. Higher costs were mainly attributable to increased raw material/energy costs, higher allocated overhead and other expenses, and reduced plant throughput, offset in part by cost saving initiatives. The higher allocated overhead expenses were primarily due to a reallocation of costs previously absorbed by the OSi business sold on July 31, 2003.

Polymers sales of $74.7 million were up 11% from the prior year due to increased unit volume of 15% and favorable foreign currency translation of two percent, offset in part by reduced selling prices of six percent. EPDM sales rose 20% mainly as a result of higher unit volume, offset in part by lower selling prices. Urethanes sales were up two percent due primarily to favorable foreign currency translation. Operating profit of $6.4 million was down 40% from the prior year mainly as a result of lower EPDM selling prices and increased raw material/energy costs, offset in part by higher EPDM unit volume.

Polymer processing equipment sales of $38.2 million were up five percent from the third quarter of 2002 due to favorable foreign currency translation of four percent and improved pricing of two percent, offset in part by reduced unit volume of one percent. The operating loss of $.3 million was favorable versus the prior year by $6.1 million due mainly to the absence of a prior year warranty claim settlement, lower operating expenses and favorable selling prices. The backlog at the end of September 2003 of $70 million was down $6 million from the end of 2002.

Specialty Products

Crop protection sales of $77.9 million were up 17% from the prior year due to higher unit volume of 13%, favorable foreign currency translation of three percent and increased selling prices of one percent. Operating profit of $17.0 million rose 12% from the prior year mainly as a result of increased unit volume, partially offset by the absence of prior year non-recurring income and higher allocated overhead expenses.

Other sales of $60.6 million were up seven percent from the third quarter of 2002 due to a three percent improvement in both selling prices and foreign currency translation and higher unit volume of one percent. The operating loss of $.2 million was unfavorable versus the prior year by $2.0 million due primarily to increased raw material costs and higher allocated overhead expenses, offset in part by increased selling prices.

Discontinued Operations

Third quarter discontinued earnings in 2003 included one month of OSi results versus three months in 2002. Such earnings from discontinued operations were $3.1 million (net of income taxes of $1.0 million) in 2003 and $14.9 million (net of income taxes of $3.7 million) in 2002. Earnings from discontinued operations include no allocation of general overhead expenses.

Crompton Corporation, with annual sales from continuing operations of approximately $2.1 billion, is a producer and marketer of specialty chemicals and polymer products and equipment. Additional information concerning Crompton Corporation is available at www.cromptoncorp.com.

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Forward-Looking Statements

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions, the outcome and timing of antitrust investigations and related civil lawsuits to which the Company is subject, pension and other post-retirement benefit plan assumptions, energy and raw material prices and availability, production capacity, changes in interest rates and foreign currency exchange rates, changes in technology, market demand and customer requirements, the enactment of more stringent environmental laws and regulations, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and the Company's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by the Company.

CROMPTON CORPORATION
Consolidated Statements of Operations
Third quarter and nine months ended 2003 and 2002
(In thousands, except per share data)

	Third Quarter		Nine Months Ended

	2003	2002	2003	2002

Net sales	$559,189	$507,936	$1,624,062	$1,610,507

Cost of products sold	410,254	349,377	1,189,849	1,127,611
Selling, general and admin.	91,504	87,875	263,604	265,404
Depreciation and amortization	30,318	27,232	84,816	85,902
Research and development	12,767	13,258	37,553	40,921
Equity (income) loss	1,073	793	(6,769)	(3,468)
Facility closures, severance and
related costs	10,566	4,420	14,071	10,800
Antitrust legal and related costs	5,385	-	26,260	-

Operating profit (loss)	(2,678)	24,981	14,678	83,337
Interest expense	20,664	25,201	72,938	77,431
Loss on early extinguishment of debt	24,699	-	24,699	-
Other expense, net	3,414	3,192	7,454	40,577

Loss from continuing operations before
income taxes and cumulative effect
of accounting change	(51,455)	(3,412)	(90,413)	(34,671)
Income tax benefit	(16,953)	(1,112)	(29,791)	(14,064)

Loss from continuing operations before
cumulative effect of accounting change	(34,502)	(2,300)	(60,622)	(20,607)
Earnings from discontinued operations	3,057	14,888	26,314	33,656
Gain on sale of discontinued operations	111,692	-	111,692	-
Cumulative effect of accounting change	-	-	(401)	(298,981)

Net earnings (loss)	$80,247	$12,588	$76,983	$(285,932)

Basic and diluted earnings (loss) per common share:
Loss from continuing operations
before cumulative effect of
accounting change	$(0.31)	$(0.02)	$(0.54)	$(0.18)
Earnings from discontinued
operations	0.03	0.13	0.23	0.29
Gain on sale of discontinued
operations	1.00	-	0.99	-
Cumulative effect of accounting
change	-	-	-	(2.63)

Net earnings (loss)	$0.72	$0.11	$0.68	$(2.52)

Weighted average shares outstanding	111,208	113,692	112,654	113,494

CROMPTON CORPORATION
Consolidated Balance Sheets
September 30, 2003 and December 31, 2002
(In thousands of dollars)

	September 30, 2003	December 31, 2002

ASSETS

CURRENT ASSETS
Cash	$49,784	$16,941
Accounts receivable	200,651	183,329
Inventories	394,508	353,556
Other current assets	149,456	112,950
Assets held for sale	-	392,887

Total current assets	794,399	1,059,663

NON-CURRENT ASSETS
Property, plant and equipment	759,634	695,962
Cost in excess of acquired net assets	421,059	584,633
Other assets	471,212	500,557

	$2,446,304	$2,840,815

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes payable	$6,114	$3,694
Accounts payable	242,484	268,593
Accrued expenses	267,910	260,718
Income taxes payable	120,319	116,111
Other current liabilities	13,193	15,670
Liabilities held for sale	-	29,273

Total current liabilities	650,020	694,059

NON-CURRENT LIABILITIES
Long-term debt	780,274	1,253,149
Postretirement health care liability	196,009	193,996
Other liabilities	498,040	499,728

STOCKHOLDERS' EQUITY
Common stock	1,192	1,192
Additional paid-in capital	1,044,871	1,048,304
Accumulated deficit	(526,565)	(586,555)
Accumulated other comprehensive loss	(119,617)	(200,426)
Treasury stock at cost	(77,920)	(62,632)

Total stockholders' equity	321,961	199,883

	$2,446,304	$2,840,815

-6-
CROMPTON CORPORATION
Consolidated Statements of Cash Flows
Nine months ended 2003 and 2002
(In thousands of dollars)
	Nine Months Ended

Increase (decrease) to cash	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$76,983	$(285,932)
Adjustments to reconcile net earnings (loss) to net
cash (used in) provided by operations:
Cumulative effect of accounting change, net of tax	401	298,981
Gain on sale of discontinued operations	(111,692)	-
Loss on sale of business unit	-	34,705
Loss on early extinguishment of debt	24,699	-
Depreciation and amortization	105,534	112,222
Equity income	(6,769)	(3,468)
Changes in assets and liabilities, net:
Accounts receivable	50,410	(4,178)
Accounts receivable - securitization	(18,767)	9,723
Inventories	10,047	36,430
Accounts payable	(70,747)	(20,617)
Other	(78,127)	(17,250)

Net cash (used in) provided by operations	(18,028)	160,616

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses	643,115	80,000
Capital expenditures	(55,104)	(60,534)
Other investing activities	(250)	(1,039)

Net cash provided by investing activities	587,761	18,427

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term borrowings	(477,627)	(144,530)
Proceeds (payments) on short-term borrowings	961	(22,837)
Premium paid on early extinguishment of debt	(23,804)	-
Dividends paid	(16,993)	(17,009)
Treasury stock acquired	(22,080)	-
Other financing activities	1,137	5,232

Net cash used in financing activities	(538,406)	(179,144)

CASH
Effect of exchange rates on cash	1,516	(655)

Change in cash	32,843	(756)
Cash at beginning of period	16,941	21,506

Cash at end of period	$49,784	$20,750

Note -  Certain reclassifications have been made to the prior year to conform with this year's presentation,           including the classification of accounts receivable - securitization as part of net cash provided by           operations rather than as part of net cash provided by (used in) financing activities.

CROMPTON CORPORATION
Segment Sales and Operating Profit (Loss) Third quarter and nine months ended 2003 and 2002
(In thousands of dollars)

	Third Quarter		Nine Months Ended

	2003	2002	2003	2002

NET SALES
Polymer Products
Polymer Additives	$311,204	$285,030	$907,340	$839,941
Polymers	74,685	67,197	213,150	207,152
Polymer Processing Equipment	38,180	36,275	119,928	130,732
Eliminations	(3,316)	(3,918)	(10,492)	(11,208)

	420,753	384,584	1,229,926	1,166,617

Specialty Products
Crop Protection	77,861	66,656	209,822	189,666
Other	60,575	56,696	184,314	254,224

	138,436	123,352	394,136	443,890

Total net sales	$559,189	$507,936	$1,624,062	$1,610,507

OPERATING PROFIT
Polymer Products
Polymer Additives	$4,872	$25,999	$25,299	$61,954
Polymers	6,354	10,542	20,503	31,623
Polymer Processing Equipment	(323)	(6,384)	1,737	(9,004)

	10,903	30,157	47,539	84,573

Specialty Products
Crop Protection	16,979	15,154	50,833	50,239
Other	(211)	1,798	(368)	7,409

	16,768	16,952	50,465	57,648

General corporate expense	(13,169)	(14,785)	(34,550)	(38,927)
Unabsorbed overhead expense from
Discontinued operations	(1,229)	(2,923)	(8,445)	(9,157)
Facility closures, severance and
Related costs	(10,566)	(4,420)	(14,071)	(10,800)
Antitrust legal and related costs	(5,385)	-	(26,260)	-

Total operating profit (loss)	$(2,678)	$24,981	$14,678	$83,337

CROMPTON CORPORATION		SUPPLEMENTARY SCHEDULE
Major Factors Affecting Results
Third quarter and nine months ended 2003 versus 2002
(In millions of dollars)

The following table summarizes the major factors contributing to the third quarter and nine month changes in net sales and pre-tax loss from continuing operations versus the prior year:

	Third Quarter		Nine Months Ended

	Net	Pre-tax	Net	Pre-tax
	Sales	Loss	Sales	Loss
	Continuing	Continuing	Continuing	Continuing
	Operations	Operations	Operations	Operations

2002	$507.9	$(3.4)	$1,610.5	$(34.7)
2002 Facility closures, severance
and related costs	-	4.4	-	10.8
2002 Loss on sale of Industrial Specialties	-	-	-	34.7

	507.9	1.0	1,610.5	10.8

Divested - Industrial Specialties	-	-	(81.8)	(3.4)
Acquired - GE Specialty Chemicals	25.7	3.2	25.7	3.2
Unit volume/mix	13.4	4.6	14.8	(0.3)
Lower selling prices	(2.5)	(2.5)	(10.3)	(10.3)
Foreign currency translation	14.7	(1.2)	65.2	1.6
Costs savings	-	5.8	-	20.3
Raw materials/energy	-	(17.8)	-	(46.2)
Absorption variances	-	-	-	12.4
Legal and environmental	-	(2.5)	-	(14.0)
Interest expense	-	4.5	-	4.5
Other	-	(5.9)	-	(3.9)

	559.2	(10.8)	1,624.1	(25.3)

2003 Facility closures, severance
and related costs	-	(10.6)	-	(14.1)
2003 Antitrust legal and related costs	-	(5.4)	-	(26.3)
2003 Loss on early extinguishment
of debt	-	(24.7)	-	(24.7)

2003	$559.2	$(51.5)	$1,624.1	$(90.4)